Exhibit 99.1

Key Energy Services, Inc.	August 6, 2014
1301 McKinney Street
Suite 1800	Contact:
Houston, TX 77010	West Gotcher, Investor Relations
713-757-5539

FOR IMMEDIATE RELEASE

Key Energy Services Reports Second Quarter 2014 Earnings

HOUSTON, TX, August 6, 2014 – Key Energy Services, Inc. (NYSE: KEG) reported second quarter 2014 consolidated revenues of $350.6 million and a pre-tax loss of $61.7 million, or $0.34 per share. These results include a $0.19 loss due to a goodwill and other assets impairment related to the Company’s operations in Russia and a $0.04 loss due to the previously disclosed expenses including severance, primarily in Mexico, mobilization and make-ready expenses related to rigs moved from Mexico to the U.S. and expenses associated with the previously disclosed Foreign Corrupt Practices Act (“FCPA”) investigations. First quarter 2014 consolidated revenues were $356.1 million with a pre-tax loss of $19.6 million, or $0.08 per share, which included $0.01 of loss due to severance, primarily in Mexico and a $0.01 loss due to severe weather disruptions.

The following table sets forth summary data for the second quarter 2014 and prior comparable quarterly periods.

	Three Months Ended (unaudited)
	June 30,	March 31,	June 30,
	2014	2014	2013
	(in millions, except per share amounts)
Revenues	$350.6	$356.1	$411.4
Loss attributable to Key	(52.2)	(11.9)	(4.1)
Diluted loss per share attributable to Key	(0.34)	(0.08)	(0.03)
Adjusted EBITDA	33.6	46.3	73.8

U.S. Segment

Second quarter 2014 U.S. revenues were $324.5 million, flat compared to $324.0 million in the first quarter 2014. Second quarter operating income was $24.1 million, or 7.4% of revenue, compared to $35.7 million, or 11.0% of revenue, in the first quarter. Rig hours outside of California and the Permian Basin increased at a more than seasonal pace, which helped offset declines in those markets. Operating income margins were negatively impacted by activity disruptions late in the quarter in Coiled Tubing Services and by costs associated with moving rigs from Mexico to the U.S.

International Segment

Second quarter 2014 International revenues were $26.1 million, down 18.8% compared to first quarter 2014 revenues of $32.1 million. Second quarter operating loss was $36.8 million, or -141.3% of revenues, compared to first quarter operating loss of $10.5 million, or -32.7% of revenues. Operating income margins were adversely impacted by $28.7 million of goodwill and other assets impairment associated with the Company’s operations in Russia and $1.0 million of severance primarily associated with the downsizing of our Mexico operations. Excluding the goodwill and other assets impairment, operating loss was $8.2 million, or -31.3% of revenues.

August 6, 2014

General and Administrative Expenses

General and Administrative (G&A) expenses were $57.9 million, or 16.5% of revenues, for the second quarter compared to $52.9 million, or 14.8% of revenues, in the prior quarter. The sequential increase is primarily attributable to expenses associated with the previously disclosed FCPA investigations.

Capital Expenditures and Balance Sheet

Capital expenditures were $40.9 million during the second quarter 2014. Key’s consolidated cash balance at June 30, 2014 was $23.4 million compared to $40.9 million at March 31, 2014. Total debt at June 30, 2014 was $718.7 million compared to total debt of $763.8 million at March 31, 2014. At the end of the quarter, there was $460.9 million undrawn under the Company’s $550 million senior secured credit facility with $189 million available considering covenant constraints. Net debt to total capitalization at June 30, 2014 was 36.5%.

Overview and Outlook

Key’s Chairman, President and Chief Executive Officer, Dick Alario, stated, “Our U.S. business delivered flat revenue and lower margins during the second quarter. Given that these results did not meet our expectations, changes are underway to take advantage of market opportunities and improve performance. These steps include flattening the management structure, changing reporting relationships and placing certain lines of business under new management.

“In our International segment, we remain encouraged that Mexican energy reform continues to progress. Also, due to the decline in oil production in our principal operating regions, we believe that demand for our services is building.

“For our production-driven businesses in the U.S., we believe the favorable oil price environment will support increased levels of demand. We also believe that the aging of the oil well inventory will lead operators to shift more resources to well interventions to optimize the significant investments that have been made over the past several years.”

Conference Call Information

As previously announced, Key management will host a conference call to discuss its second quarter 2014 financial results on Thursday, August 7, 2014 at 10:00 a.m. CDT. Callers from the U.S. and Canada should dial 888-794-4637 to access the call. International callers should dial 660-422-4879. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 76087755. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.”

A telephonic replay of the conference call will be available on Thursday, August 7, 2014, beginning approximately two hours after the completion of the conference call and will remain available for one week. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 76087755. The replay will also be accessible at www.keyenergy.com under “Investor Relations” for a period of at least 90 days.

August 6, 2014

Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
REVENUES	$350,595	$356,141	$411,390	$706,736	$839,839
COSTS AND EXPENSES:
Direct operating expenses	262,883	258,302	287,102	521,185	586,284
Depreciation and amortization expense	52,184	51,095	58,208	103,279	112,401
General and administrative expenses	57,881	52,866	57,736	110,747	120,981
Goodwill and tradenames impairment	28,687	—	—	28,687	—

Operating income (loss)	(51,040)	(6,122)	8,344	(57,162)	20,173

Interest expense, net of amounts capitalized	13,426	13,554	13,984	26,980	27,788
Other (income) loss, net	(2,733)	(69)	430	(2,802)	(793)

Loss before tax income taxes	(61,733)	(19,607)	(6,070)	(81,340)	(6,822)
Income tax benefit	9,537	7,708	2,298	17,245	2,864

Net loss	(52,196)	(11,899)	(3,772)	(64,095)	(3,958)

Income attributable to noncontrolling interest	—	—	356	—	444

LOSS ATTRIBUTABLE TO KEY	$(52,196)	$(11,899)	$(4,128)	$(64,095)	$(4,402)

Loss per share attributable to Key:
Basic and diluted	$(0.34)	$(0.08)	$(0.03)	$(0.42)	$(0.03)
Weighted average shares outstanding:
Basic and diluted	153,496	152,927	152,384	153,157	152,175

August 6, 2014

Condensed Consolidated Balance Sheets (in thousands):

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,448	$28,306
Other current assets	429,043	477,847

Total current assets	452,491	506,153
Property and equipment, net	1,325,508	1,365,646
Goodwill	601,839	624,875
Other assets, net	77,768	90,796

TOTAL ASSETS	$2,457,606	$2,587,470

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$65,679	$58,826
Other current liabilities	151,164	173,518

Total current liabilities	216,843	232,344
Long-term debt, less current portion	718,704	763,981
Other non-current liabilities	333,393	340,052
Equity	1,188,666	1,251,093

TOTAL LIABILITIES AND EQUITY	$2,457,606	$2,587,470

Consolidated Cash Flow Data (in thousands, unaudited):

	Three Months Ended
	June 30,	June 30,
	2014	2013
Net cash provided by operating activities	$107,268	$46,681
Net cash used in investing activities	(60,040)	(83,296)
Net cash provided by (used in) financing activities	(52,005)	14,917
Effect of exchange rates on cash	(81)	484
Net decrease in cash and cash equivalents	(4,858)	(21,214)
Cash and cash equivalents, beginning of period	28,306	45,949

Cash and cash equivalents, end of period	$23,448	$24,735

August 6, 2014

Segment Revenue and Operating Income (in thousands, except for percentages, unaudited):

	Three Months Ended
	June 30,	March 31,	June 30,
Revenues	2014	2014	2013
U.S. Operations:
Rig Services	$169,980	$164,751	$173,597
Fluid Management Services	62,087	61,588	70,073
Coiled Tubing Services	43,108	44,495	54,342
Fishing & Rental Services	49,340	53,210	63,686

Total U.S. Operations	324,515	324,044	361,698
International Operations	26,080	32,097	49,692

Consolidated Total	$350,595	$356,141	$411,390

Operating Income (Loss)
U.S. Operations	$24,140	$35,657	$55,093
International Operations	(36,846)	(10,491)	(11,006)
Functional Support	(38,334)	(31,288)	(35,743)

Consolidated Total	$(51,040)	$(6,122)	$8,344

Operating Income (Loss) % of Revenues
U.S. Operations	7.4%	11.0%	15.2%
International Operations	(141.3)%	(32.7)%	(22.1)%
Consolidated Total	(14.6)%	(1.7)%	2.0%

	Six Months Ended
	June 30,	June 30,
Revenues	2014	2013
U.S. Operations:
Rig Services	$334,731	$335,347
Fluid Management Services	123,675	140,457
Coiled Tubing Services	87,603	103,633
Fishing & Rental Services	102,550	128,333

Total U.S. Operations	648,559	707,770
International Operations	58,177	132,069

Consolidated Total	$706,736	$839,839

Operating Income (Loss)
Operating Income
U.S. Operations	$59,797	$93,368
International Operations	(47,337)	868
Functional Support	(69,622)	(74,063)

Consolidated Total	$(57,162)	$20,173

Operating Income (Loss) % of Revenues
U.S. Operations	9.2%	13.2%
International Operations	(81.4)%	0.7%
Consolidated Total	(8.1)%	2.4%

August 6, 2014

Following is a reconciliation of net loss as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA and Adjusted EBITDA as required under Regulation G of the Securities Exchange Act of 1934.

Reconciliations of EBITDA and Adjusted EBITDA to net loss (in thousands, except for percentages, unaudited):

	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Net loss	$(52,196)	$(11,899)	$(3,772)
Income tax benefit	(9,537)	(7,708)	(2,298)
Income attributable to noncontrolling interest, excluding depreciation and amortization	—	—	(512)
Interest expense, net of amounts capitalized	13,426	13,554	13,984
Interest income	(30)	(18)	(84)
Depreciation and amortization	52,184	51,095	58,208

EBITDA	$3,847	$45,024	$65,526

% of revenues	1.1%	12.6%	15.9%
Severance costs	1,043	1,284	6,321
Cancellation fees	—	—	1,937
Goodwill and other assets impairment	28,687	—	—

Adjusted EBITDA	$33,577	$46,308	$73,784

% of revenues	9.6%	13.0%	17.9%
Revenues	$350,595	$356,141	$411,390

“EBITDA” is defined as income or loss attributable to Key before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is EBITDA as further adjusted for certain non-recurring or extraordinary items such as loss on debt extinguishment, certain other gains or losses, asset retirements and impairments, and certain non-recurring transaction or other costs.

EBITDA and Adjusted EBITDA are non-GAAP measures that are used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

August 6, 2014

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA and Adjusted EBITDA as an analytical tool include:

•	EBITDA and Adjusted EBITDA do not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt;

•	EBITDA and Adjusted EBITDA do not reflect income taxes;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate EBITDA and Adjusted EBITDA differently than Key does, limiting their usefulness as a comparative measure; and

•	EBITDA and Adjusted EBITDA are a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

August 6, 2014

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding estimated capital expenditures, future operational and activity expectations, international growth, and anticipated financial performance in the third quarter and remainder of 2014. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that Key will be unable to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and risks that Key’s expectations regarding future activity levels, customer demand, and pricing stability may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); risks that fundamentals in the U.S. oil and gas markets may not yield anticipated future growth in Key’s businesses, or could further deteriorate or worsen from the recent market declines, and/or that Key could experience further unexpected declines in activity and demand for its rig service, fluid management service, coiled tubing service, and fishing and rental service businesses; risks relating to Key’s ability to implement technological developments and enhancements; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks relating to compliance with the FCPA and anti-corruption laws, including FCPA investigations affecting Key’s Mexico and Russia businesses; risks affecting Key’s international operations, including risks that Key may not be able to achieve its international growth and mobilization strategy in the foreign countries in which Key operates; risks that Key may be unable to achieve the benefits expected from acquisition and disposition transactions, and risks associated with integration of the acquired operations into Key’s operations; risks, in responding to changing or declining market conditions, that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to changes in the demand for or the price of oil and natural gas; risks that Key may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

Because such statements involve risks and uncertainties, many of which are outside of Key’s control, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico, Colombia, Ecuador, the Middle East and Russia.